Item 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to this Registration Statement of U.S. Franchise Systems, Inc. on Form S-8 of our report dated February 20, 1998 (April 28, 1998 as to Note 14), appearing in the Prospectus which is part of the Registration Statement relating to 4,250,000 shares of Class A Common Stock of U.S. Franchise Systems, Inc. (No. 333-50291) on Form S-3.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Atlanta, Georgia
August 28, 1998